UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported): 01/18/2006

INSMED INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Virginia	0-30739	54-1972729
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4851 Lake Brook Drive, Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

(804) 565-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Between January 17, 2006 and January 24, 2006, Insmed Incorporated received notices from holders of its 5.5% Convertible Notes due 2008 - 2010 electing to voluntarily convert $4,175,000 principal amount of Convertible Notes into 3,223,927 shares of common stock at the conversion rate of one share of common stock for each $1.295 in principal amount of the Convertible Notes. The Company also received $3,310,735 from warrant exercises that resulted in 2,434,364 shares of common stock being issued at an exercise price of $1.36. The number of shares issued pursuant to the conversion of the Convertible Notes and exercise of warrants since January 13, 2006, the date of Insmed’s last report under Item 3.02, exceeded 1% of Insmed’s outstanding common stock on January 18, 2006.

The common stock issued upon the conversion of the Convertible Notes and the warrants was issued in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended, provided for in Section 3(a)(9) and Section 4(2) thereof and is all currently registered for resale by the holders pursuant to Insmed’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on August 8, 2005 (the “Registration Statement”).

Following the conversions described above, $6,013,000 principal amount of the Convertible Notes remained outstanding. In addition, because certain of the Convertible Notes were converted prior to the March 1, 2006 quarterly interest payment, the Company issued an additional 24,068 shares of common stock for the forfeited cash interest payment at a conversion price of $1.295. A summary of the terms of the Convertible Notes and the warrants, including the conversion features and interest payments of the Convertible Notes was previously provided in the Registration Statement and Insmed’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 16, 2005 (the “Current Report”). The forms of the Convertible Notes and the warrants were filed on a Current Report filed with the SEC on March 16, 2005. The Registration Statement, the Current Report, the forms of the Convertible Notes and warrants are each incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insmed Incorporated

Date: January 24, 2006	By:	/s/ Mike S. Duncan
Mike S. Duncan
Principal Financial Officer